AGREEMENT AND PLAN OF MERGER



                                      Among



                        INTEGRATED HEALTH SERVICES, INC.,



                           IHS ACQUISITION XXVI, INC.



                                       and



                         COMMUNITY CARE OF AMERICA, INC.



                           Dated as of August 1, 1997





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

                                TABLE OF CONTENTS


                                                                                                      Page

ARTICLE I The Offer ................................................................................... 2

   SECTION 1.01.  The Offer ........................................................................... 2
   SECTION 1.02.  Company Actions ..................................................................... 4

ARTICLE II The Merger ................................................................................. 6

   SECTION 2.01.  The Merger .......................................................................... 6
   SECTION 2.02.  Closing ............................................................................. 6
   SECTION 2.03.  Effective Time ...................................................................... 6
   SECTION 2.04.  Effects of the Merger ............................................................... 6
   SECTION 2.05.  Certificate of Incorporation and By-laws ............................................ 6
   SECTION 2.06.  Directors ........................................................................... 7
   SECTION 2.07.  Officers ............................................................................ 7

ARTICLE III Effect of the Merger on the Capital Stock of the Constituent Corporations;
                         Exchange of Certificates ..................................................... 7

   SECTION 3.01.  Effect on Capital Stock ............................................................. 7
   SECTION 3.02.  Exchange of Certificates ............................................................ 9

ARTICLE IV Representations and Warranties of the Company ..............................................11

   SECTION 4.01.  Organization ........................................................................11
   SECTION 4.02.  Subsidiaries ........................................................................12
   SECTION 4.03.  Capitalization ......................................................................12
   SECTION 4.04.  Authority ...........................................................................13
   SECTION 4.05.  Consents and Approvals; No Violations................................................13
   SECTION 4.06.  SEC Reports and Financial Statements.................................................14
   SECTION 4.07.  Absence of Certain Changes or Events.................................................15
   SECTION 4.08.  No Undisclosed Liabilities...........................................................16
   SECTION 4.09.  Information Supplied.................................................................16
   SECTION 4.10.  Benefit Plans .......................................................................17
   SECTION 4.11.  Other Compensation Arrangements......................................................19
   SECTION 4.12.  Litigation ..........................................................................19
   SECTION 4.13.  Compliance with Applicable Law.......................................................20
   SECTION 4.14.  Tax Matters .........................................................................20
   SECTION 4.15.  State Takeover Statutes..............................................................22
   SECTION 4.16.  Brokers; Fees and Expenses...........................................................22


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   SECTION 4.17.  Opinions of Financial Advisors.......................................................22
   SECTION 4.18.  Intellectual Property................................................................23
   SECTION 4.19.  Labor Matters .......................................................................24
   SECTION 4.20.  Real Property, Leases and Assets.....................................................25
   SECTION 4.21.  Questionnaire .......................................................................25
   SECTION 4.22.  Environmental Matters................................................................25
   SECTION 4.23.  Reimbursement Matters................................................................27
   SECTION 4.24.  Material Contracts...................................................................28
   SECTION 4.25.  Insurance ...........................................................................29

ARTICLE V Representations and Warranties of Parent and Sub.............................................30

   SECTION 5.01.  Organization ........................................................................30
   SECTION 5.02.  Authority ...........................................................................30
   SECTION 5.03.  Consents and Approvals; No Violations................................................31
   SECTION 5.04.  Information Supplied.................................................................31
   SECTION 5.05.  Interim Operations of Sub............................................................32
   SECTION 5.06.  Brokers .............................................................................32
   SECTION 5.07.  Financing ...........................................................................32
   SECTION 5.08.  Section 2.03 ........................................................................32

ARTICLE VI Covenants ..................................................................................33

   SECTION 6.01.  Covenants of the Company.............................................................33
   SECTION 6.02.  No Solicitation .....................................................................36
   SECTION 6.03.  Other Actions .......................................................................38

ARTICLE VII Additional Agreements.......................................................................39

   SECTION 7.01.  Stockholder Approval; Preparation of Proxy Statement..................................39
   SECTION 7.02.  Access to Information.................................................................40
   SECTION 7.03.  Reasonable Efforts....................................................................40
   SECTION 7.04.  Options; Warrants ....................................................................41
   SECTION 7.05.  Directors ............................................................................42
   SECTION 7.06.  Fees and Expenses ....................................................................43
   SECTION 7.07.  Indemnification; Insurance............................................................44
   SECTION 7.08.  Certain Litigation....................................................................44

ARTICLE VIII Conditions ................................................................................44

   SECTION 8.01.  Conditions to Each Party's Obligation To Effect the Merger............................44

ARTICLE IX Termination and Amendment....................................................................45

   SECTION 9.01.  Termination ..........................................................................45


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   SECTION 9.02.  Effect of Termination.................................................................47
   SECTION 9.03.  Amendment ............................................................................47
   SECTION 9.04.  Extension; Waiver ....................................................................48

ARTICLE X Miscellaneous ................................................................................48

   SECTION 10.01.  Nonsurvival of Representations and Warranties........................................48
   SECTION 10.02.  Notices .............................................................................48
   SECTION 10.03.  Interpretation ......................................................................49
   SECTION 10.04.  Counterparts ........................................................................50
   SECTION 10.05.  Entire Agreement; Third Party Beneficiaries..........................................50
   SECTION 10.06.  Governing Law .......................................................................50
   SECTION 10.07.  Publicity ...........................................................................50
   SECTION 10.08.  Assignment ..........................................................................50
   SECTION 10.09.  Enforcement .........................................................................51

Exhibits

Exhibit A - Conditions of the Offer

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                                       iii
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                  AGREEMENT AND PLAN OF MERGER dated as of August 1, 1997, among
INTEGRATED  HEALTH  SERVICES,  INC.,  a  Delaware  corporation  ("Parent"),  IHS
ACQUISITION XXVI, INC., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and COMMUNITY CARE OF AMERICA, INC., a Delaware corporation (the "Company").

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in the Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under the Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.0025 per share, of the Company (the "Company Common Stock"; all the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") at a purchase price of $4.00 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger (as defined below), recommending that the Company's stockholders accept the Offer and approving the acquisition of Shares by Sub pursuant to the Offer;

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Agreement, whereby each share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.01(d)), will be converted into the right to receive the Offer Price; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01. The Offer. (a) Subject to the provisions of the Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of the execution and delivery of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (the "Offer Conditions") and to the terms and conditions of the Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer, (vi) amend any other term of or add any new term to the Offer in any manner materially adverse to the holders of the Shares or (vii) waive the Minimum Condition (as defined in Exhibit A). Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) Subject to Section 9.01(b)(i)(Y), extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (C) extend the Offer from time to time until two business days after expiration of the waiting period under the HSR Act (as defined in Section 4.05 below) and (D) extend the Offer for a period not to exceed 15 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, if, immediately prior to such expiration date (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares (on a fully diluted basis). Subject to the terms and conditions of the Offer and the Agreement, Sub shall, and Parent shall cause Sub to, accept for payment,

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and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.


                  (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such
Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Parent, Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for

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payment,  and pay for,  any  Shares  that Sub  becomes  obligated  to accept for payment, and pay for, pursuant to the Offer.


                  SECTION 1.02. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that the Special Committee of the Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions approving the Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders, and the Board of Directors ratified such action and recommended that the Company's stockholders accept the Offer, tender their shares pursuant to the Offer and approve and adopt the Agreement. The Company represents that such approval constitutes approval of the Offer, the Agreement and the transactions contemplated hereby, including the Merger, for purposes of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), such that, assuming the truth and correctness of the representation in Section 5.08, Section 203 of the DGCL will not apply to the transactions contemplated by the Agreement. The Company represents that its Board of Directors has received the opinions of Smith Barney Inc. ("Smith Barney") and Wheat, First Securities, Inc. ("Wheat First"), each dated the date of this Agreement, to the effect that, as of such date, the cash consideration to be received by the holders of Shares (other than Parent and its affiliates) pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and complete and correct signed copies of such opinions will be included in the Company's Schedule 14D-9 (as defined below) and such opinions may be referenced by Parent in the Schedule 14D-1.

                  (b) At the time the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light

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of the circumstances under which they were made, not misleading,  except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.


                  (c) In connection with the Offer and the Merger, the Company shall furnish or cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if the Agreement shall be terminated, will, upon request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in the Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another date, time or place is agreed to in writing by the parties hereto.

                  SECTION 2.03. Effective Time. Subject to the provisions of the Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 2.05. Certificate of Incorporation and By-laws. (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that ARTICLE FOURTH of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, par value $0.0025 per share" and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


                  (b) The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and the Company shall procure, prior to and as a condition to the Closing, the resignation of each of its directors effective as of the Closing.

                  SECTION 2.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE III

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 3.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become 1000 fully paid and nonassessable shares of Common Stock, par value $0.0025 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.


                  (c) Conversion of Company Common Stock. Subject to Section 3.01(d), each Share issued and outstanding (other than Shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the Offer Price (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

                  (d) Shares of Dissenting Stockholders. Notwithstanding anything in the Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who complies with all the provisions of Delaware law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                  (e) Withholding Tax. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the

Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.


                  SECTION 3.02.  Exchange of Certificates.

                  (a) Paying Agent.  Prior to the Effective  Time,  Parent shall designate a bank or trust company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to the Agreement shall be turned over to Parent).

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.


                  (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) Termination of Fund; No Liability. At any time following four months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, shall be repaid to the Surviving Corporation, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the schedule attached to this Agreement corresponding to the sections of this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as set forth below. The Company Disclosure Schedule will be arranged in sections corresponding to sections of this Agreement to be modified by such disclosure schedule. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

                  SECTION 4.01. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect (as defined in Section 10.03) on the Company. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Company. The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its subsidiaries.

                  SECTION 4.02. Subsidiaries. The subsidiaries of the Company are as set forth on Schedule 4.02. All the outstanding shares of capital stock of each such subsidiary, are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except as indicated on Schedule 4.02, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                  SECTION 4.03. Capitalization.  The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.0025 per share ("Company Preferred
Stock"). At the close of business on July 28, 1997, (i) 7,597,801 shares of Company Common Stock were issued and outstanding, (ii) 0 shares of Company Common Stock were held by the Company in its treasury, (iii) 399,094 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options (as defined in Section 7.04), and (iv) a maximum of 2,661,341 shares of Company Common Stock were issuable upon the exercise of certain outstanding warrants, all as set forth on Schedule 4.03. Except as set forth above and except for Shares issued upon the exercise of Options since July 28, 1997, as of the date of the Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above or as set forth on Schedule 4.03, as of the date of the Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of the Agreement, there are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.


                  SECTION 4.04. Authority. The Company has the requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of the Agreement by the holders of a majority of the Shares (the "Company Stockholder Approval")). The execution, delivery and performance of the Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). The Agreement has been duly executed and delivered by the Company and, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  SECTION 4.05. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Schedule 14D-9 and a proxy statement relating to any required approval by the Company's stockholders of the Agreement (the "Proxy Statement")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the DGCL, the laws of other states in which the Company is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of the Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation or By-laws of the

Company or of the similar  organizational  documents of any of its subsidiaries,
(ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, or (iv) except as set forth on Schedule 4.05, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound that is described or referenced in Section 4.24.


                  SECTION 4.06. SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994, under the Exchange Act or the Securities Act of 1933 (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company Filed SEC Document (as defined in Section 4.07) (a copy of which has been made available to Parent prior to the date hereof), the Company SEC Documents, considered as a whole as of their date, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Offer and the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.


                  SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of the Agreement (the "Company Filed SEC Documents"), and except as contemplated by Section 7.04, since March 31, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been any material adverse change (as defined in
Section 10.03) with respect to the Company. Except as disclosed in the Company Filed SEC Documents or Schedule 4.07 , since March 31, 1997, there has not been
(i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) (w) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, (x) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer or (z) except as contemplated by Section 7.04, any creation of or increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (v) any revaluation by the Company of any of its material assets, or (vi) any material change in accounting methods, principles or practices by the Company.


                  SECTION 4.08. No Undisclosed Liabilities. Except as and to the extent set forth in the Company's financial statements contained in its Quarterly Report on Form 10-Q for March 31, 1997 (the "Company's Financial Statements"), as of March 31, 1997, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether or not required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since March 31, 1997, except as and to the extent set forth in the Company Filed SEC Documents or as set forth on Schedule 4.08, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether or not required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto), except for liabilities incurred in the ordinary course of business. The Company and its subsidiaries do not have consolidated indebtedness for borrowed money in excess of $70,000,000.

                  SECTION 4.09. Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9,
(iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The
Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.


                  SECTION 4.10. Benefit Plans. (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, binding pensions arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. The Company and its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws.

                  (b) Schedule 4.10 attached hereto sets forth a complete list of each Benefit Plan as well as each bonus, employment, termination and severance agreement, contract, binding arrangement and understanding (whether written or oral) with employees of the Company and its subsidiaries.

                  (c) None of the Pension Plans is subject to Title IV of ERISA or Section 412 of the Code and none of the Company or any other person or entity that, together with the Company, is treated as a single employer under Section

414 (b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity"): (i) currently contributes to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section 412 of the Code, or (ii) has incurred any liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid. All contributions and other payments required to be made by the Company to any Pension Plan with respect to any period ending before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements.


                  (d) Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) or "mass withdrawal liability" within the meaning of PBGC Regulation 4219.2 that has not been fully paid.

                  (e) Each Benefit Plan that is a Welfare Plan may be amended or terminated, upon thirty (30) days' notice, at any time after the Effective Time without material liability to the Company or its subsidiaries.

                  (f) Except as set forth in Schedule 4.10(f), or as required under Section 4980B of the Code, the Company does not have any obligation to provide post-retirement health benefits.

                  (g) The Company has heretofore delivered to Parent correct and complete copies of each of the following:

                         (1) All written,  and descriptions of all binding oral,
          employment,   termination   and   severance   agreements,   contracts,
          arrangements and understandings listed on Schedule 4.10;

                         (2) Each Benefit Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto;

                         (3) The most recent IRS Form 5500 and all schedules thereto, if any;

                         (4) The most recent determination letter issued by the IRS regarding the qualified status of each such Pension Plan;

                         (5) The most recent accountant's report, if any; and

                         (6) The most recent summary plan description, if any.

                  SECTION 4.11. Other Compensation Arrangements. Except as disclosed on Schedule 4.11, or except as provided in the Agreement, as of the date of the Agreement, neither the Company nor any of its subsidiaries is a party to any binding oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice and involving the payment of more than $50,000 per annum, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by the Agreement or (y) providing any term of employment or compensation guarantee extending for a period longer than one year or the payment of more than $100,000 per annum or
(iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by the Agreement.

                  SECTION 4.12. Litigation. Except as disclosed in the Company Filed SEC Documents or on Schedule 4.12, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company.

                  SECTION 4.13. Compliance with Applicable Law. The Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a material adverse effect on the Company. Except as disclosed in the Company Filed SEC Documents, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a material adverse effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review.

                  SECTION  4.14.  Tax  Matters.  Except as set forth in Schedule
4.14:

                  (a) The Company and each of its subsidiaries has timely filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects (except to the extent a reserve has been established on the financial statements contained in the Company Filed SEC Documents). Each of the Company and its subsidiaries (i) has paid (or the Company has paid on its subsidiaries' behalf) to the appropriate authorities all taxes required to be paid by it (without regard to whether a tax return is required), except taxes for which an adequate reserve has been established on the financial statements contained in the Company Filed SEC Documents, and (ii) has withheld and paid to the appropriate authorities all material withholding taxes required to be withheld by it. The most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No Federal income tax return or other material tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries do not contain any positions that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.


                  (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

                  (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for liens for taxes not yet due.

                  (e) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

                  (f) None of the Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

                  (g) Neither the Company nor any of its subsidiaries (i) is a party to a safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) is a "consenting corporation" under Section 341(f) of the Code, (iii) has agreed or is obligated to make any payments for services which would not be deductible pursuant to Sections 162(a)(1), 162(m) or 280G of the Code, (iv) has participated in an international boycott as defined in Section 999 of the Code, or (v) is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.


                  (h) As used in the Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

                  SECTION 4.15. State Takeover Statutes67. The Board of Directors of the Company has approved the Offer, the Merger, the Agreement and the acquisition of Shares by Sub pursuant to the Offer and, assuming the truth and correctness of the representation in Section 5.08, such approval is sufficient to render inapplicable to the Offer, the Merger, the Agreement and the transactions contemplated by the Agreement the provisions of Section 203 of the DGCL. Other than the consents listed on Schedule 4.15, no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, the Agreement, or any of the transactions contemplated by the Agreement.

                  SECTION 4.16. Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Smith Barney, as financial advisor to the Company, and Wheat First, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 4.17. Opinions of Financial Advisors. The Company has received the opinions of Smith Barney and Wheat First, each dated the date of this Agreement, to the effect that, as of such date, the cash consideration to be received in the Offer and the Merger by the holders of Shares (other than Parent and its affiliates) is fair to such holders from a financial point of view, and such opinions have not been withdrawn or modified in any material respect. Complete and correct signed copies of such opinions will be delivered to Parent after receipt thereof by the Company.

                  SECTION 4.18.  Intellectual  Property. (a) Except as listed on
Schedule 4.18, the Company has made available to Parent true and correct copies of all material license agreements relating to Intellectual Property to which the Company and its subsidiaries are a party.

                  (b)  Except as listed on Schedule 4.18:

                           (1) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property material to the conduct of its business as currently conducted;

                           (2) no material claims are pending or, to the best knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries; and

                           (3) to the best knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its subsidiaries;

                  (c) For  purposes of the  Agreement,  "Intellectual  Property"
shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights and computer programs and software (including source code, object code and data); licenses, immunities, covenants not to sue and the like relating to the foregoing; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.


                  SECTION  4.19.  Labor  Matters.  (a)  Except  as set  forth in
Schedule 4.19, neither the Company nor any of its subsidiaries is a party to any employment, labor or collective bargaining agreement and there are no employment, labor or collective bargaining agreements which pertain to employees of the Company or its subsidiaries.

                  (b) No labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition or certification to the Company or its subsidiaries and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or its subsidiaries. To the knowledge of the Company, after diligent inquiry there are no organizing activities involving the Company or its subsidiaries pending with any labor organization or group of employees of the Company or its subsidiaries.

                  (c) There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or its subsidiaries.

                  (d) There are no complaints, charges, or claims against the Company or its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its subsidiaries.

                  (e) The Company and its subsidiaries are in compliance with all laws and regulations governing the employment of labor, including, but not limited to, all such laws and regulations relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers'
compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes except where noncompliance individually or in the aggregate will not have a material adverse effect.

                  SECTION 4.20. Real Property, Leases and Assets. . (a) The Company has sufficient title or valid leasehold interests to all its real properties and assets to conduct its business as currently conducted or as contemplated to be conducted.

                  (b) Each parcel of real property owned or leased by the Company (i) except as set forth in Schedule 4.20, is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company consistent with past practice, and (D) all matters of record, Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a material adverse effect (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                  (c) All leases of real property leased for the use or benefit of the Company to which the Company is a party and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no material default under any such lease by the Company, nor any event which with notice or lapse of time or both would constitute a material default thereunder by the Company.

                  SECTION 4.21. Questionnaire. The healthcare law questionnaire heretofore delivered to the Company (the "Questionnaire") and attached hereto as Exhibit B, has been fully and accurately completed and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to the Questionnaire materially misleading.

                  SECTION 4.22.  Environmental Matters. (a) For purposes of this
Agreement, the following terms shall have the following meanings: (i) "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials; (ii) "Environmental Law" means any statute, law, rule, ordinance or code, in effect now or any time prior to the Closing, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials; (iii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law; (iv) "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body; (v) "Hazardous Materials" means (A) petroleum and petroleum products, by products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (vi) "leased property" and "leased properties" means the real property which the Company has the right to control pursuant to its lease and not any property which the Company does not have the right to control.


                  (b) Except as  described  in Schedule  4.22 of the  Disclosure
Schedule: (i) the Company is and has been in material compliance with all applicable Environmental Laws; (ii) the Company has obtained all necessary Environmental Permits and is and has been in material compliance with their requirements; (iii) to the knowledge of the Company, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any of the owned or leased properties or with respect to the period of the Company's ownership, tenancy or operation of such property, on any real property formerly owned, leased or occupied by the Company; (iv) to the best knowledge of the Company, no owned or leased properties or any property adjoining any owned or leased properties is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof, or on the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof, or any analogous state list of sites requiring investigation or cleanup; (v) to the knowledge of the Company, there is no asbestos or asbestos-containing material on any of the owned or leased properties; (vi) the Company has not released, discharged or disposed any Hazardous Materials on any of the owned or leased properties or on any real property formerly owned, leased or occupied by the Company in any manner or quantity that can give rise to a material adverse effect; (vii) the Company is not undertaking, has not completed, and, to the knowledge of the Company, is not required to conduct, any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (viii) there are no past, pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its properties, and, to the knowledge of the Company, there are no facts which can form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Company or any of its predecessors.


                  SECTION 4.23. Reimbursement Matters. The Company and each subsidiary thereof, to the extent necessary to conduct their respective businesses in a manner consistent with the past practices, is qualified for participation in the Medicare and Medicaid programs. Except as disclosed on
Schedule 4.23 and in Company Filed SEC Documents, (a) neither the Company, nor any subsidiary thereof, nor any nursing home, hospital or other facility with respect to which the Company or any subsidiary thereof provides services, has received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive or managed care organizations) with respect to products or services provided by the Company or any subsidiary thereof; (b) there is no basis for the assertion of any such denial or recoupment claim; and (c) neither the Company, nor any subsidiary thereof, nor any nursing home, hospital or other facility with respect to which the Company or any subsidiary thereof provides products or services, has received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigation or survey with respect to or arising out of products or services provided by the Company or any subsidiary thereof or otherwise and, to the best knowledge, no such investigation or survey is pending, threatened or imminent.


                  SECTION 4.24.  Material Contracts.

                  (a) Each contract, agreement or other document or instrument to which the Company or any of its subsidiaries is a party that was required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1996 was so filed and, from and after December 31, 1996, neither the Company nor any of its subsidiaries has entered into any contract, agreement or other document or instrument (other than this Agreement) that is required to be filed with the SEC that has not been so filed on or before the date of this Agreement or any amendment, modification or waiver under any contract, agreement or other document or instrument that was previously so filed, which amendment, modification or waiver is required to be so filed.

                  (b)  Schedule 4.24 lists:

                  (i) any agreement concerning a partnership or joint venture;

                  (ii)   any    agreement    concerning    confidentiality    or
non-competition;

                  (iii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or any subsidiary; or

                  (iv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

                  The Company has delivered to Parent a correct and complete copy of each written agreement listed in Schedule 4.24 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in
Schedule 4.24. With respect to each such agreement referred to in Section 4.24(a) and listed on Schedule 4.24: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which, with notice, or lapse of time, or both would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.


                  SECTION 4.25. Insurance. Schedule 4.25 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or any subsidiary thereof is currently a party, a named insured, or otherwise the beneficiary of coverage:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage and a description of each of the claims made against the policies during the last two years; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy, or substitute policies therefor, will continue to be legal, valid, binding, enforceable, and in full force and effect on materially similar terms on the Effective Date; (C) neither the Company nor any subsidiary thereof, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving to notices), and no event has occurred which, with notice, or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company and each of its subsidiaries has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4.25 describes any self-insurance arrangements affecting the Company and any subsidiary thereof.


                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Parent and Sub represent and warrant to the Company as follows:

                  SECTION 5.01. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 5.02. Authority. Parent and Sub have requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize the Agreement or to consummate such transactions. No vote of Parent shareholders is required to approve the Agreement or the transactions contemplated hereby. The Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming the Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.


                  SECTION 5.03. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Offer Documents), the HSR Act, the DGCL, and as set forth on Schedule 5.03 the laws of other states in which Parent is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of the Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger),
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, or (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or, except in the case of clauses (iii) and
(iv) for violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

                  SECTION 5.04. Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9,
(iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.


                  SECTION 5.05. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  SECTION 5.06. Brokers. No broker, investment banker, financial advisor or other person, other than Shattuck Hammond Partners Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Agreement based upon arrangements made by or on behalf of Parent or Sub.

                  SECTION 5.07. Financing. Parent has sufficient funds available to purchase, or to cause Sub to purchase, all the Shares pursuant to the Offer and the Merger and to pay all fees and expenses related to the transactions contemplated by the Agreement.

                  SECTION 5.08. Section 2.0367. Parent has been an "Interested Stockholder" (as such term is defined in Section 203 of the DGCL) of the Company for at least 3 years. Sub was formed following the approval of the Board of Directors of the Company described in Section 4.15.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01. Covenants of the Company. Until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by the Agreement, or to the extent that Parent shall otherwise consent in writing):

                  (a) Ordinary Course. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, and preserve their relationships with customers, suppliers, employees and others having business dealings with the Company and its subsidiaries.

                  (b) Dividends; Changes in Stock. The Company shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof except pursuant to contracts referred to in
Section 4.24 or listed on Schedule 4.24.

                  (c) Issuance of Securities. The Company shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of the Agreement and in accordance with the terms of such Options, and (ii) the issuance of shares of Company Common Stock upon the exercise of warrants outstanding on the date of the Agreement and in accordance with the terms of such warrants as of the date of the Agreement.


                  (d) Governing Documents. The Company shall not, and shall not permit any of its subsidiaries to, amend or propose to amend its certificate of incorporation or by-laws (or similar organizational documents).

                  (e) No Acquisitions. The Company shall not, and shall not permit any of its subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; (ii) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice or enter into any management agreement for any of its assets.

                  (f) No Dispositions. Except as set forth in Schedule 6.01(f), the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, except for the disposition of equipment in the ordinary course of business consistent with past practice.

                  (g) Indebtedness. The Company shall not, and shall not permit any of its subsidiaries to, (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar agreements until borrowings are made under such agreements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clause (i) and (ii) above any loan from the Company to a direct or indirect wholly owned subsidiary of the Company.


                  (h) Advice of Filings. The Company shall promptly provide to Parent (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with the Agreement and the transactions contemplated hereby.

                  (i) Tax Matters. Neither the Company nor any of its subsidiaries shall make any tax election that would have a material effect on the tax liability of the Company or any of its subsidiaries or settle or compromise any material income tax liability of the Company or any of its subsidiaries. The Company shall, before filing or causing to be filed any material tax return of the Company or any of its subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and Parent shall jointly agree.

                  (j) Discharge of Liabilities. The Company shall not, and shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Company Financial Statements, or (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

                  (k) Material Contracts. Except in the ordinary course of business, neither the Company nor any of its subsidiaries shall (i) modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is a party or (ii) waive, release or assign any rights or claims under any such contract, including any contract listed on Schedule 4.24 or referred to in Section 4.24.

                  (l) Compensation of Company  Employees.  Except as provided in
Section  7.04,  the Company  and its  subsidiaries  will not,  without the prior written consent of Parent, except as may be required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, executive officer or (iii) pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).


                  SECTION 6.02. No Solicitation. (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, nor shall it permit any of its subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the acceptance for payment of Shares pursuant to the Offer, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Takeover
Proposal, and subject to compliance with Section 6.02(c), (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. For purposes of the Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.


                  (b) Except as set forth in this Section 6.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Offer, the Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the acceptance for payment of Shares pursuant to the Offer the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of Section 6.02) withdraw or modify its approval or recommendation of the Offer, the Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate the Agreement, but in each case only at a time that is after the first business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In the event that a Notice of Superior Proposal is delivered and any material term or condition of the Superior Proposal described therein is subsequently changed, the Company shall deliver a supplemental Notice of Superior Proposal describing such change and may withdraw or modify its approval or recommendation of the Offer, the Agreement and the Merger, approve or recommend the modified Superior Proposal or cause the Company to enter into an agreement with respect to the modified Superior Proposal only at a time that is after the first business day following Parent's receipt of the supplemental Notice of Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as such term is defined in Section 7.06(b)). For purposes of the Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Offer and the Merger.


                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                  SECTION 6.03. Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in the Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or
(iii) any of the Offer Conditions not being satisfied (subject to the Company's right to take actions specifically permitted by Section 6.02).


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01. Stockholder Approval; Preparation of Proxy Statement. (a) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 7.01(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of the Offer, the Agreement or the Merger.

                  (b) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.


                  (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

                  SECTION 7.02. Access to Information. The Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Federal or state securities laws or the Federal tax laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the Company's outside accountants' work papers).

                  SECTION 7.03. Reasonable Efforts. Each of the Company, Parent and Sub agree to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Offer and the Merger (which actions shall include furnishing all information required under the HSR Act, and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Offer and the Merger. Each of the Company, Parent and Sub will, and will cause its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Offer and the Merger or the taking of any action contemplated thereby or by the Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets.


                  SECTION 7.04. Options; Warrants. (a) The Company shall amend all Company plans ("Option Plans") pursuant to which there are holders of options to purchase Shares granted by the Company (the "Options") to provide that if the optionees do not exercise their unexercised Options within thirty
(30) days of a notice that the Company proposes to merge into another corporation, to the extent that an optionee does not exercise within thirty (30) days of the notice the optionee shall receive, in settlement of each Option held by the optionee, a "Cash Amount" (less any applicable withholding taxes) with respect to the number of previously unexercised Shares underlying the Option immediately prior to the Effective Time. Each Option shall terminate as of the Effective Time. The Cash Amount payable for each Option shall equal the product of (i) the Merger Consideration minus the exercise price per Share of each such Option and (ii) the number of previously unexercised Shares covered by each such Option.

                  (b) The Company shall provide  notice to  participants  in the
Company Option Plans that the Company proposes to merge into another corporation; that the Optionee under the plans or program may exercise his Options in full for all shares not theretofore purchased by him within thirty
(30) days after such notice; and that the plans and program have been amended to provide that to the extent an optionee does not exercise such Options within thirty (30) days of the notice the optionee shall receive, in settlement of each Option held by the optionee, a "Cash Amount" (less any applicable withholding taxes) with respect to the number of previously unexercised Shares underlying the Option immediately prior to the Effective Time. Each Option shall terminate as of the Effective Time. The Cash Amount payable for each Option shall equal the product of (i) the Merger Consideration minus the exercise price per Share of each such Option and (ii) the number of previously unexercised Shares covered by each such Option.

                  (c) Except as may be otherwise agreed to by Parent or Sub and the Company, the Company's Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time.


                  (d) The Company shall use its best efforts so that following the Effective Time no holder of employee stock options will have any right to receive Shares upon exercise of an employee stock option.

                  (e) At the Effective Time, each holder of a then outstanding warrant to purchase Shares granted by the Company ("Warrants"), whether or not then exercisable, shall, in settlement thereof, receive for each Share subject to such Warrant an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Price and the per share exercise price of such Warrant to the extent such difference is a positive number. Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Warrants, to the extent required by the terms of the agreements governing such Warrants or pursuant to the terms of any Warrant granted thereunder, and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 7.04(f) (except for such action that may require the approval of the Company's stockholders).


                  SECTION 7.05. Directors. Promptly upon the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Sub's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of the Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of the Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of the Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.


                  SECTION 7.06. Fees and Expenses. (a) Except as provided below in this Section 7.06, all fees and expenses incurred in connection with the Offer, the Merger, the Agreement and the transactions contemplated by the Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                  (b) If (w) the Company shall terminate this Agreement pursuant to Section 9.01(d)(i), (x) Parent shall terminate this Agreement pursuant to
Section 9.01(c)(ii) hereof, or (y) either the Company or Parent terminates this Agreement pursuant to Section 9.01(b)(i) and (a) prior thereto there shall have been publicly announced another Takeover Proposal or an event set forth in paragraph (d) of Exhibit A shall have occurred and (b) a Takeover Proposal shall be consummated on or prior to March 31, 1998, the Company shall pay to Parent one million ($1,000,000) Dollars as a termination fee (the "Termination Fee"), which shall be payable in same day funds. The Termination Fee, together with the balance of any loans between Parent or any Subsidiary thereof and the Company shall be paid (1) in the case of termination's referenced in subparts (w) and
(x) above, concurrently with any such termination and (2) in the case of termination referenced in subpart (y) above, at the time of consummation of a Takeover Proposal as described in subpart (y)(b) above.

                  SECTION 7.07. Indemnification; Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) or existing indemnification contracts as filed with the Company Filed SEC Documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall, (i) guarantee the indemnification obligations set forth in this Section 7.07(a) and (ii) maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent).

                  (b) This Section 7.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

                  SECTION 7.08. Certain Litigation2. The Company agrees that it will not voluntarily cooperate with any third party which may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the Board's fiduciary duties under applicable law.

                                  ARTICLE VIII

                                   CONDITIONS

                  SECTION 8.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

                  (b)  No   Injunctions  or   Restraints.   No  statute,   rule,
regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                  (c) Purchase of Shares. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.

                  (d) Competition Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated.



                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

                  SECTION 9.01. Termination. The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of the Agreement by the stockholders of the Company:

                  (a)  by mutual written consent of Parent and the Company;

                  (b)  by either Parent or the Company

                         (i) if (x) as a  result  of the  failure  of any of the
Offer Conditions the Offer shall have terminated or expired in accordance with its terms without Sub having accepted for payment any Shares pursuant to the Offer or (y) Sub shall not have accepted for payment any Shares pursuant to the Offer prior to November 30, 1997; provided, however, that the right to terminate the Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under the Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation or warranty under the Agreement by such party; or


                         (ii) if any  Governmental  Entity  shall have issued an
order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                  (c)  by Parent or Sub

                         (i) prior to the  purchase  of Shares  pursuant  to the
Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in the Agreement which (i) would give rise to the failure of a condition set forth in paragraph (e) or (f) of Exhibit A and
(ii) cannot be or has not been cured within 20 days after the giving of written notice to the Company;

                         (ii) if either  Parent or Sub is entitled to  terminate
the Offer as a result of the occurrence of any event set forth in paragraph (d) of Exhibit A to the Agreement; or

                         (iii) if, due to an occurrence,  not involving a breach
by Parent or Sub of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Exhibit A hereto, Parent, Sub or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

                  (d)  by the Company

                         (i) in  connection  with  entering  into  a  definitive
agreement in accordance with Section 6.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee;

                         (ii)  if Sub  or  Parent  shall  have  breached  in any
material respect any of their respective representations, warranties, covenants or other agreements contained in the Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Parent or Sub, as applicable, except, in any case, such breaches and failures which are not reasonably likely to affect adversely Parent's or Sub's ability to complete the Offer or the Merger; or


                         (iii) if Parent,  Sub or any of their  affiliates shall
have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate the Agreement pursuant to this Section 9.01(d)(iii) if the Company is at such time in breach of its obligations under the Agreement such as to cause a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  SECTION 9.02. Effect of Termination. In the event of a termination of the Agreement by either the Company or Parent as provided in
Section 9.01, the Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to the last sentence of
Section 1.02(c),  Section 4.16, Section 5.06, the last sentence of Section 7.02,
Section 7.06, this Section 9.02 and Article X; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

                  SECTION 9.03. Amendment. The Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. The Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Following the election or appointment of the Sub's designees pursuant to Section 7.05 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate the Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under the Agreement or (iii) extend the time for performance of Parent and Sub's respective obligations under the Agreement.

                  SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) subject to the proviso of Section 9.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to the Agreement to assert any of its rights under the Agreement or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Nonsurvival of Representations and Warranties. The representations and warranties in the Agreement or in any instrument delivered pursuant to the Agreement shall terminate at the Effective Time or, in the case of the Company, shall terminate upon the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer, unless the survival thereof is provided for by their terms.

                  SECTION 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                           Integrated Health Services, Inc.
                           10065 Red Run Blvd.
                           Owings Mills, MD  21117
                           Attention:  Beth Kelly
                           Facsimile:  (410) 902-2110

                           with a copy to:

                           Integrated Health Services, Inc.
                           10065 Red Run Blvd.
                           Owings Mills, MD  21117
                           Attention:  Marshall Elkins, Esq.
                           Facsimile:  (410) 998-8500

                                    and

                           Calo Agostino
                           27 Warren Street
                           Hackensack, NJ  07601
                           Attention:  Frank Agostino, Esq.
                           Facsimile:  (201) 488-5855

                  (b)      if to the Company, to:

                           Community Care of America, Inc.
                           3050 North Horseshoe Drive, Suite 260
                           Naples, FL  34104
                           Attention:  Deborah Lau
                           Facsimile:  (941) 435-0408

                           with a copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, NY  10112
                           Attention:  J. Allen Miller, Esq.
                           Facsimile:  (212) 541-5369

                  SECTION 10.03. Interpretation. When a reference is made in the Agreement to an Article or a Section, such reference shall be to an Article or a Section of the Agreement unless otherwise indicated. The table of contents and headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement. Whenever the words "include", "includes" or "including" are used in the Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in the Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in the Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person). As used in the Agreement, "material adverse change" or "material adverse effect" means, when used in connection with the Company, any change or effect that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.


                  SECTION 10.04. Counterparts. The Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  SECTION 10.05. Entire Agreement; Third Party Beneficiaries. The Agreement (including the documents and the instruments referred to herein)
(a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.07, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 10.06. Governing Law. The Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, except to the extent the DGCL shall be held to govern the terms of the Merger.

                  SECTION 10.07. Publicity. Except as otherwise required by law or the rules of any exchange to which the Company or Parent is subject, for so long as the Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by the Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                  SECTION 10.08. Assignment. Neither the Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Integrated Health Services, Inc. Subject to the preceding sentence, the Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


                  SECTION 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of the Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Agreement and to enforce specifically the terms and provisions of the Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of the Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to the Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of the Agreement or any of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused the Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      INTEGRATED HEALTH SERVICES, INC.



                                      By: /s/ Brian K. Davidson
                                         ---------------------------------
                                         Name: Brian K. Davidson
                                         Title: Executive Vice President-
                                                 Development



                                      IHS ACQUISITION XXVI INC.



                                      By: /s/ Brian K. Davidson
                                         ---------------------------------
                                         Name: Brian K. Davidson
                                         Title: Executive Vice President-
                                                 Development



                                      COMMUNITY CARE OF AMERICA, INC.



                                      By: /s/ Deborah A. Lau
                                         ---------------------------------
                                         Name: Deborah A. Lau
                                         Title: Chief  Executive Officer

                                    EXHIBIT A

                             Conditions of the Offer

                  Notwithstanding any other term of the Offer or the Agreement, and in addition to (and not in limitation of) Sub's right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), Sub shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or the Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of the Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

                  (a) there shall be threatened, instituted or pending by any person or Governmental Entity any suit, action, investigation or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer or seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement, or seeking to obtain from the Company, Parent or Sub any damages not covered by insurance which in the reasonable judgment of Parent are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or impose any limitations on Parent's or Sub's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of the Company's businesses or assets, or to compel Parent or Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any portion of the business or assets of the Company or Parent and their respective Subsidiaries, (iii) seeking to impose limitations on the ability of Sub, or render Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose limitations on the ability of Sub or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise in the reasonable judgment of Parent are likely to have a material adverse effect on the Company;


                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act that is in the reasonable judgment of Parent likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

                  (c) there shall have occurred any events that, either individually or in the aggregate, have caused or in the reasonable judgment of the Parent are likely to cause a material adverse change with respect to the Company;

                  (d)(i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Takeover Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.02(b) of the Agreement or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                  (e) any of the representations and warranties of the Company set forth in the Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of the Agreement and at the scheduled or extended expiration of the Offer;

                  (f) the Company shall have failed to perform or cure within the applicable cure period any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under the Agreement;

                  (g) the Agreement shall have been terminated in accordance with its terms;

                  (h) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the armed forces of the United States, (iv) any general limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, and (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

                  (i) The Parent, Sub and Company shall not have procured the consents described on Schedule A(i).

                  The foregoing conditions are for the sole benefit of Parent and Sub, may be asserted by Parent or Sub regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or Sub not in violation of the Agreement) and may be waived by Parent or Sub in whole or in part at any time and from time to time in the sole discretion of Parent or Sub, subject in each case to the terms of the Agreement. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                LIST OF SCHEDULES



                 Schedule                           Description
                 --------                           -----------
                    4.02                     Subsidiaries
                    4.03                     Capitalization
                    4.05                     Contractual Consents
                    4.07                     Changes or Events
                    4.08                     Undisclosed Liabilities
                    4.10                     Benefit Plans
                    4.11                     Compensation Arrangements
                    4.12                     Litigation
                    4.14                     Tax Matters
                    4.15                     State Takeover Statutes
                    4.18                     Intellectual Property
                    4.19                     Labor Matters
                    4.20                     Real Property, Leases and Assets
                    4.22                     Environmental Matters
                    4.23                     Reimbursement Matters
                    4.24                     Contracts
                    4.25                     Insurance
                    5.03                     Parent/Sub Consents
                    6.01(f)                  Covenants of the Company
                                                Dispositions
                  Exhibit A                  Conditions of the Offer
                  Exhibit B                  Questionnaire